Exhibit 99.1

Innodata Reports First Quarter 2025 Results with Revenue up 120% Year-Over-Year and Reaffirms Growth Guidance of 40% or more for 2025

NEW YORK – May 8, 2025 – INNODATA INC. (Nasdaq: INOD) today reported results for the first quarter ended March 31, 2025.

•	Revenue of $58.3 million, representing 120% revenue growth year-over-year.

•	Adjusted EBITDA of $12.7 million, an increase of $8.9 million from $3.8 million in the same period last year.*

•	Net income of $7.8 million, or $0.25 per basic share and $0.22 per diluted share, compared to a net income of $1.0 million, or $0.03 per basic and diluted share, in the same period last year.

•	Cash, cash equivalents and short-term investments were $56.6 million as of March 31, 2025 and $46.9 million as of December 31, 2024.

* Adjusted EBITDA is defined below.

Jack Abuhoff, CEO, said, "We had a strong start to the year. We’re being onboarded by potential major new customers, expanding existing relationships, and building a pipeline that’s deeper and more advanced than at any point in our history. We are bringing ideas and innovation to our customers that are being well received. We believe the breadth of activity across our business illustrates strong momentum that positions us for continued strong performance.

Specifically, we draw investors' attention to several important factors that we believe demonstrate the accelerating growth in our business:

•	Expanding Relationships with Existing Customers. Today we signed a second master statement of work with our largest customer enabling them to utilize our capabilities in a distinct budget category within their organization – separate from the budget that supports our existing engagements. We believe this new budget is materially larger. In addition, four of our other Big Tech customers have awarded us engagements that we value at approximately $8 million, and we are in discussions with five of our other Big Tech customers that we believe are likely to result in more than $30 million of awards in the near term.

•	New Customer Acquisition. We are in the process of being onboarded by a number of potentially significant customers. This includes one of the world’s largest and most respected enterprise technology providers; one of the world’s leading cloud software companies; a technology conglomerate that operates one of the world’s largest digital commerce ecosystems; and a global healthcare technology company.

•	Strategic Alignment. We believe we are aligned strategically to support our customers on their generative AI journeys. We continue to innovate and expand our capabilities around collecting and creating generative AI training data; agentic AI; enterprise AI; and large language model trust & safety.

•	Investment. In 2025, we plan to re-invest a portion of our cash from operations back into the business. We are planning targeted investments in technology to support both current and prospective customers in their AI journeys, as well as increased strategic hiring in sales and solutioning to drive long-term growth. We believe we can make these investments and still guide to growing our Adjusted EBITDA in 2025 over 2024.

•	Strong Balance Sheet. We strengthened our balance sheet, finishing the quarter with $56.6 million in cash, up from with $46.9 million in cash at year end. Our $30 million credit facility remains undrawn.

•	2025 Guidance. We reiterate our guidance of 40% or more revenue growth in 2025.

•	Macro Environment. We do not believe that short term business cycles or trade policies have much of an impact on our business prospects. We believe we are positioned to benefit from strong AI-driven capex spending among the Magnificent Seven companies, for whom AI advancements are considered high priorities.

Abuhoff concluded, “The momentum in our business has never been stronger.  My executive team and I are enthusiastic about our opportunity to harness the moment to build Innodata into one of the leading AI solutions companies of our era.”

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

(+1) 800 549 8228	North America
(+1) 289 819 1520	International
Participant Access Code	75884

(+1) 888 660 6264	(Domestic replay)
(+1) 289 819 1325	(International replay)
Replay passcode	75884#

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/. Please note that the Webcast feature will be in listen-only mode.

Call-in replay will be available for seven days following the conference call, and Webcast replay will be available for 30 days following the conference call, at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company. We believe that data and Artificial Intelligence (AI) are inextricably linked. That’s why we’re on a mission to help the world’s leading technology companies and enterprises drive Generative AI / AI innovation. We provide a range of transferable solutions, platforms, and services for Generative AI / AI builders and adopters. In every relationship, we honor our 35+ year legacy delivering the highest quality data and outstanding outcomes for our customers.

Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the generative AI services market. Words such as “project,” “forecast,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “guide,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts, including between India and Pakistan, Russia and Ukraine, Hamas’ attack against Israel and the ensuing conflict and increased hostilities between Hezbollah and Israel and Iran and Israel; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work in the Digital Data Solutions (“DDS”) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; our DDS segment’s revenue concentration in a limited number of customers; our dependency on content providers in our Agility segment; our ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. global trading and monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 24, 2025, as updated or amended by our other filings that we may make with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Jelena Sutovic

Innodata Inc.

investor@innodata.com

(201) 371-8024

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as revenues less direct operating costs attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP, plus depreciation and amortization of intangible assets, stock-based compensation, non-recurring severance and other one-time costs included within direct operating cost.

We define Adjusted Gross Margin by dividing Adjusted Gross Profit over total U.S. GAAP revenues.

We use Adjusted Gross Profit and Adjusted Gross Margin to evaluate results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measure is included in the tables that accompany this release.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests, non-recurring severance, and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended
	March 31
	2025	2024
Revenues	$58,344	$26,504

Operating costs and expenses:

Direct operating costs	35,092	16,869
Selling and administrative expenses	14,980	8,305
Interest income, net	(127)	(84)
	49,945	25,090
Income before provision for income taxes	8,399	1,414
Provision for income taxes	612	424
Consolidated net income	7,787	990
Income attributable to non-controlling interests	-	1
Net income attributable to Innodata Inc. and Subsidiaries	$7,787	$989

Income per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.25	$0.03
Diluted	$0.22	$0.03
Weighted average shares outstanding:
Basic	31,434	28,753
Diluted	34,951	32,239

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$56,556	$46,897
Accounts receivable, net	29,577	28,013
Prepaid expenses and other current assets	6,216	6,090
Total current assets	92,349	81,000
Property and equipment, net	4,679	4,101
Right-of-use asset, net	4,036	4,238
Other assets	1,276	1,267
Deferred income taxes, net	7,282	7,492
Intangibles, net	13,570	13,353
Goodwill	2,018	1,998
Total assets	$125,210	$113,449

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$18,257	$17,455
Accrued salaries, wages and related benefits	13,608	13,836
Income and other taxes	4,861	5,695
Long-term obligations - current portion	1,505	1,643
Operating lease liability - current portion	904	877
Total current liabilities	39,135	39,506
Deferred income taxes, net	35	32
Long-term obligations, net of current portion	7,096	6,744
Operating lease liability, net of current portion	3,542	3,778
Total liabilities	49,808	50,060
STOCKHOLDERS' EQUITY	75,402	63,389
Total liabilities and stockholders’ equity	$125,210	$113,449

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$7,787	$990
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	1,563	1,266
Stock-based compensation	2,881	1,034
Deferred income taxes	149	(54)
Pension cost	342	309
Loss on lease termination
Changes in operating assets and liabilities:
Accounts receivable	(1,353)	137
Prepaid expenses and other current assets	(47)	86
Other assets	(16)	426
Accounts payable, accrued expenses and other	679	2,838
Accrued salaries, wages and related benefits	(249)	(490)
Income and other taxes	(869)	225
Net cash provided by operating activities	10,867	6,767

Cash flows from investing activities:
Capital expenditures	(2,350)	(1,339)
Net cash used in investing activities	(2,350)	(1,339)

Cash flows from financing activities:
Proceeds from exercise of stock options	963	-
Payment of long-term obligations	(103)	(291)
Net cash provided by (used in) financing activities	860	(291)

Effect of exchange rate changes on cash and cash equivalents	282	32

Net increase in cash and cash equivalents	9,659	5,169

Cash and cash equivalents, beginning of period	46,897	13,806

Cash and cash equivalents, end of period	$56,556	$18,975

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
Consolidated	2025	2024
Gross Profit attributable to Innodata Inc. and Subsidiaries	$23,252	$9,635
Depreciation and amortization	1,544	1,240
Stock-based compensation	427	84
Adjusted Gross Profit	$25,223	$10,959

Gross Margin	40%	36%
Adjusted Gross Margin	43%	41%

	Three Months Ended March 31,
DDS Segment	2025	2024
Gross Profit attributable to DDS Segment	$19,729	$6,558
Depreciation and amortization	714	338
Stock-based compensation	416	74
Adjusted Gross Profit	$20,859	$6,970

Gross Margin	39%	33%
Adjusted Gross Margin	41%	35%

	Three Months Ended March 31,
Synodex Segment	2025	2024
Gross Profit attributable to Synodex Segment	$552	$399
Depreciation and amortization	87	137
Stock-based compensation	-	-
Adjusted Gross Profit	$639	$536

Gross Margin	27%	21%
Adjusted Gross Margin	32%	29%

	Three Months Ended March 31,
Agility Segment	2025	2024
Gross Profit attributable to Agility Segment	$2,971	$2,678
Depreciation and amortization	743	765
Stock-based compensation	11	10
Adjusted Gross Profit	$3,725	$3,453

Gross Margin	55%	54%
Adjusted Gross Margin	68%	70%

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted EBITDA

	Three Months Ended March 31,
Consolidated	2025	2024
Net income attributable to Innodata Inc. and Subsidiaries	$7,787	$989
Provision for income taxes	612	424
Interest (income) expense, net	(127)	68
Depreciation and amortization	1,563	1,266
Stock-based compensation	2,881	1,034
Non-controlling interests	-	1
Adjusted EBITDA - Consolidated	$12,716	$3,782

	Three Months Ended March 31,
DDS Segment	2025	2024
Net income attributable to DDS Segment	$7,675	$426
Provision for income taxes	587	421
Interest (income) expense, net	(127)	67
Depreciation and amortization	733	364
Stock-based compensation	2,676	895
Non-controlling interests	-	1
Adjusted EBITDA - DDS Segment	$11,544	$2,174

	Three Months Ended March 31,
Synodex Segment	2025	2024
Net income attributable to Synodex Segment	$266	$276
Depreciation and amortization	87	137
Stock-based compensation	65	49
Adjusted EBITDA - Synodex Segment	$418	$462

	Three Months Ended March 31,
Agility Segment	2025	2024
Net income (loss) attributable to Agility Segment	$(154)	$287
Provision for income taxes	25	3
Interest expense	-	1
Depreciation and amortization	743	765
Stock-based compensation	140	90
Adjusted EBITDA - Agility Segment	$754	$1,146

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2025	2024
Revenues:
DDS	$50,831	$19,705
Synodex	2,013	1,871
Agility	5,500	4,928
Total Consolidated	$58,344	$26,504